UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

ATLAS TECHNICAL CONSULTANTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38745	83-0808563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13215 Bee Cave Parkway, Building B, Suite 230

Austin, Texas 78738

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (512) 851-1501

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ATCX	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock	ATCXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointments of Chief Financial Officer and Chief Accounting Officer

On May 6, 2020, the board of directors (the “Board”) of Atlas Technical Consultants, Inc. (the “Company”) announced a series of leadership appointments, including those discussed below.

Walter Powell, currently the Company’s Chief Financial Officer, has been appointed to serve instead as the Chief Accounting Officer of the Company, effective May 11, 2020. David D. Quinn Sr., currently the Company’s Executive Vice President, Corporate Affairs, has been appointed to replace Mr. Powell as Chief Financial Officer of the Company, effective May 11, 2020.

Messrs. Quinn and Powell’s full biographies and, to the extent applicable, the information required by Item 404(a) of Regulation S-K, are included in the Company’s registration statement on Form S-1, filed by the Company with the Securities and Exchange Commission on April 20, 2020 (the “Registration Statement”). Messrs. Quinn and Powell’s compensation is also described in the Registration Statement.

There are no arrangements or understandings between either of Messrs. Quinn or Powell and any other persons pursuant to which they were appointed as Chief Accounting Officer and Chief Financial Officer, respectively. Neither Mr. Powell nor Mr. Quinn has any relationships requiring disclosure under Item 401(d) of Regulation S-K or has any direct or indirect material interests in any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Entry into Amended and Restated Employment Agreement with Walter Powell

Effective as of May 11, 2020, the Company entered into an amended and restated employment agreement with Mr. Powell in his capacity as Chief Accounting Officer (the “Powell Employment Agreement”). The term of Mr. Powell’s employment under the Powell Employment Agreement commenced on May 11, 2020 and continues until May 11, 2023 unless otherwise terminated. After the initial three-year term, the term of Mr. Powell’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Powell Employment Agreement, Mr. Powell (i) receives an annualized base salary of $330,000 (the “Powell Base Salary”); (ii) is eligible to receive an annual bonus with a target opportunity of 50% of the then-current Powell Base Salary (the “Powell Target Bonus”), with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Powell’s employment under the Employment Agreement is terminated due to his death or permanent disability, by the Company without “Cause” or by Mr. Powell for “Good Reason” (both terms as defined in the Powell Employment Agreement), he will be entitled to (i) all accrued but unpaid Powell Base Salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination (the “Powell Accrued Obligations”); (ii) an amount equal to 100% of the then-current Powell Base Salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without “Cause” or by Mr. Powell for “Good Reason” only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to 12 months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Powell Severance”). If the Powell Employment Agreement is terminated by the Company without “Cause” or by Mr. Powell for “Good Reason” within the 90 days prior to, or two-year period following, a Change in Control (as defined in the Powell Employment Agreement), he will be entitled to receive (i) the Powell Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Powell Employment Agreement is terminated by Mr. Powell without Good Reason or by the Company for Cause, he will be entitled to only the Powell Accrued Obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Powell will receive the Powell Accrued Obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Powell following the termination of the Employment Agreement are contingent on Mr. Powell signing and not revoking a release of claims and compliance with the terms of the Powell Employment Agreement.

The Powell Employment Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of 12 months following the termination of Mr. Powell’s employment, except for certain terminations following a Change in Control (as defined in the Powell Employment Agreement), in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Powell’s employment.

The foregoing description of the Powell Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Powell Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Entry into Employment Agreement with David D. Quinn Sr.

Effective as of May 11, 2020, the Company entered into an employment agreement with Mr. Quinn in his capacity as Chief Financial Officer (the “Quinn Employment Agreement”). The term of Mr. Quinn’s employment under the Quinn Employment Agreement commenced on May 11, 2020 and continues until May 11, 2023 unless otherwise terminated. After the initial three-year term, the term of Mr. Quinn’s employment is automatically extended for subsequent one-year periods unless either party provides written notice of non-renewal at least 60 days prior to the expiration of the then-current initial term or renewal term.

Under the terms of the Quinn Employment Agreement, Mr. Quinn (i) receives an annualized base salary of $370,000 (the “Quinn Base Salary”); (ii) is eligible to receive an annual bonus with a target opportunity of 75% of the then-current Quinn Base Salary (the “Quinn Target Bonus”), with the actual amount to be determined based on financial metrics to be decided by the Board; (iii) is eligible to receive annual equity grants pursuant to the Company’s long term incentive plan; and (iv) is entitled to a monthly car allowance of $1,400.

If Mr. Quinn’s Employment Agreement is terminated due to his death or permanent disability, by the Company without “Cause” or by him for “Good Reason” (both terms as defined in the Quinn Employment Agreement), he will be entitled to (i) all accrued but unpaid Quinn Base Salary, unreimbursed expenses and other accrued obligations under the Company’s employee plans through the date of termination (the “Quinn Accrued Obligations”); (ii) an amount equal to 100% of the then-current Quinn Base Salary, payable in equal installments over twelve months in accordance with the Company’s payroll practices; (iii) a pro-rata bonus for the year of termination, calculated based on actual performance; and (iv) in the case of a termination by the Company without “Cause” or by Mr. Quinn for “Good Reason” only, (x) continuation of health benefits under COBRA at the same cost applicable to active employees of the Company for up to 12 months and (y) accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance) (items (i) through (iv), collectively, the “Quinn Severance”). If the Quinn Employment Agreement is terminated by the Company without “Cause” or by Mr. Quinn for “Good Reason” within the 90 days prior to, or two-year period following, a Change in Control (as defined in the Quinn Employment Agreement), he will be entitled to receive (i) the Quinn Severance; and (ii) accelerated vesting of all outstanding equity awards (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). If the Quinn Employment Agreement is terminated by Mr. Quinn without Good Reason or by the Company for Cause, he will be entitled to only the Quinn Accrued Obligations, and if the agreement is terminated due to non-renewal by either party, Mr. Quinn will receive the Quinn Accrued Obligations and accelerated vesting of equity awards that would have vested in the one-year period immediately following the date of such termination (with any unvested performance-based awards deemed achieved based on the greater of actual and target performance). Notwithstanding the above, any payments to Mr. Quinn following the termination of the Employment Agreement are contingent on Mr. Quinn signing and not revoking a release of claims and compliance with the terms of the Quinn Employment Agreement.

The Quinn Employment Agreement also includes perpetual confidentiality, work product and non-disparagement covenants, as well as non-competition and non-interference covenants that apply during employment and for a period of 12 months following the termination of Mr. Quinn’s employment, except for certain terminations following a Change in Control (as defined in the Quinn Employment Agreement), in which case the non-interference covenants continue to apply for 24 months following the termination of Mr. Quinn’s employment.

The foregoing description of the Quinn Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Quinn Employment Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 8.01	Other Events.

On May 12, 2020, the Company issued a press release announcing the appointments of Messrs. Quinn and Powell. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 8.01, and Exhibit 99.1 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
99.1	Press release dated May 12, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATLAS TECHNICAL CONSULTANTS, INC.

	By:	/s/ L. Joe Boyer
Dated: May 12, 2020		Name:	L. Joe Boyer
		Title:	Chief Executive Officer